Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

Exhibit 10.2

English Convenience Translation

-Original Agreement has been executed in Mandarin Chinese-

Grant Contract for State-owned Construction Land Use Right in Shanghai City

(Category of Industrial Land Use Project)

Shanghai Planning and Land Resource Administration Bureau

1

Special Notification

Grant Contract for State-owned Construction Land Use Right in Shanghai City

(Category of Industrial Land Use Project)

[***] Land Grant Contract [***] (Version 1.0)

Shanghai Planning and Land Resource Administration Bureau

Oct 17th, 2018

Contract Number: [***]

Grant Contract for State-owned Construction Land Use Right in Shanghai City

(Category of Industrial Land Use Project)

This contract is made and entered into by:

Grantor:	Shanghai Planning and Land Resource Administration Bureau
Address:	Beijing West Road No. 99
Post Code:	200003
Tel.:	63193188
Fax:	63193674

Grantee:	Tesla (Shanghai) Co., Ltd.
Contact Person:	[***]
Percentage of Capital Contribution:	100%
Registered Address:	D203A, Tonghui Rd. No. 168, Nanhui New Town, Pudong New Area
Mailing Address:	26/F HKRI Centre Two, 289 Shi Men Yi Road, Jing’an District, Shanghai
Post Code:	200040
Tel.:	[***]
Fax:	010-59057003
Bank:	[***]
Account	[***]

Chapter IGeneral Provisions

Article 1

According to the Property Law of the People’s Republic of China, the Contract Law of People’s Republic of China, the Land Administration Law of the People’s Republic of China, the Law of the People’s Republic of China on Urban Real Estate Administration, and other laws, relevant regulations and land supply policies, the Parties hereto agree to enter into this Contract under the principles of equality, voluntariness, good faith and in light of the valuable consideration.

Article 2

The ownership of the land, of which the land use right is granted, (the “Granted Land”) shall belong to the People’s Republic of China (“PRC”). The Grantor shall grant the state-owned construction land (category of industrial land use project) use right (the “Land Use Right”) according to the authorization by laws. All the underground resources and imbedded materials shall not fall within the scope of the granted state-owned construction land use right.

Article 3

The Grantee has the right to possess, utilize, benefit from and legally dispose of the state-owned construction land obtained according to the laws during the term of grant and shall be entitled to construct buildings, fixtures and facilities attached to them in their utilization of the land.

Chapter IIDelivery of the Granted Land and Payment of Grant Fees

Article 4

The registration number of the Granted Land hereunder is 201800465816460666. The total area of the land is eight hundred and sixty-four thousand eight hundred and eighty-five square meters (864,885.00 square meters), of which the area of the Granted Land is eight hundred and sixty-four thousand eight hundred and eighty-five square meters (864,885.00 square meters).

The Granted Land under this Contract is located at Lot Q01-05 of the Lingang Heavy Equipment Industrial Zone.

The horizontal boundaries of the Granted Land are East to the green belt of the control line of the East China Sea Second Bridge preserved for planning purpose; West to the green belt of South Feng Boundary River; South to the green belt of People’s Pond; North to the green belt of Laolitang River; the horizontal boundary map is attached hereto as Attachment1.

The vertical boundaries of the Granted Land are from __\__ meters above the land to __\__ meters below the land with __\__ meters’ height difference. The vertical boundary description is attached hereto as Attachment 2.

The spatial scope of the Granted Land is a closed area shaped by the horizontal plane constituted by the foregoing boundary marks extending to the vertical boundaries.

Article 5	The usage of the Granted Land under this Contract is for industrial land use.

Article 6

The Grantor shall deliver the Granted Land to the Grantee within 40 working days after the execution of this Contract, that is, December 12th 2018. The Grantor shall keep the Granted Land as cleared land upon delivery.

Article 7

Prior to the execution of this Contract, the Grantor shall be responsible for the investigation and inspection work of the quality of the geological environment of land and underground water hereunder. The relevant inspection report shall be confirmed by the environmental protection authorities which shall issue written confirmation as the attachment of this Contract.

Article 8

The usage term of the state-owned construction land hereunder is industrial land: 50 years, to be calculated from the delivery date of the Granted Land stipulated in Article 6 of this Contract. If the original allocated (leased) state-owned construction land use right needs to be re-registered as being granted, the usage term shall be calculated from the execution date hereof.

Article 9

The grant fees of the state-owned construction land use right under this Contract (the “Grant Fees”) are RMB nine hundred and seventy-three million (RMB 973,000,000.00), i.e. RMB one thousand one hundred and twenty-five point zero one (RMB 1,125.01) per square meter.

Article 10

The deposit of the Granted Land of this Contract is 20.00% of the Grant Fees. The deposit constitutes part of the Grant Fees. The Grantee shall pay the deposit as guarantee of the performance of this Contract to the Local Treasury within 5 working days after the execution of this Contract.

Article 11	The Grantee shall pay to the Grantor the remaining Grant Fees according to the following Item (1) of this Article:
(1)	The Grant Fees of the state-owned construction land use right shall be paid in a lump sum within 30 working days after the execution of this Contract;
(2)	The Grant Fees of the state-owned construction land use right shall be paid in __\__ installments according to the following dates and amounts.

Article 12	If the Grantee agrees to pay the Grant Fees according to Item (2) of Article 11, the installments shall be paid in accordance with the following dates and amounts:

First InstallmentThe amount shall be __\__% of the Grant Fees, i.e. RMB__\__. The payment date shall be within __\__ working days after the execution of this Contract, i.e. before _____[date].

Second InstallmentThe amount shall be __\__% of the Grant Fees, i.e. RMB__\__. The payment date shall be within __\__ working days after the execution of this Contract, i.e. before _____[date].

If the Grant Fees are paid in several installments, the overall Grant Fees shall be paid within 90 working days after the execution of this Contract, in which the First Installment shall be paid within 10 working days after the execution of this Contract in the amount no less than 50% of the overall Grant Fees (including deposit). When paying the Second and other Installments, the Grantee shall pay the accrued interests of outstanding fees to the Grantor according to the loan interest rate announced by the People’s Bank of China at the date of payment of the First Installment.

Article 13

To ensure the timely commencement of construction, completion of instruction and production by the Grantee, the Grantee shall pay 20% of the Grant Fees as deposit for timely performance (or in the form of a Letter of Guarantee) to the Shanghai Lingang Area Development Administration within 5 working days after the execution of this Contract.

The deposit for timely performance is composed of three parts, the deposit for timely commencement of construction accounts for 60% of the total deposit and timely completion of construction accounts for 20%, and timely commencement of production accounts for 20%.

If the Grantee is confirmed to have commenced the construction on time, the Shanghai Lingang Area Development Administration shall return the deposit for timely commencement of construction and its bank loan interests in full within 10 working days after the confirmation of commencement of construction, i.e. before June 22nd 2019.

If the Grantee is confirmed to have completed the construction on time, the Shanghai Lingang Area Development Administration shall return the deposit for timely completion of construction and its bank loan interests in full within 10 working days after the confirmation of completion of construction, i.e. before June 22nd 2021.

If the Grantee is confirmed to have begun production on time, the Shanghai Lingang Area Development Administration shall return the deposit for timely production and its bank loan interests in full within 10 working days after the confirmation of production, i.e. before December 22nd 2021.

Article 14

Upon the full payment of the Grant Fees in accordance with this Contract, the Grantee shall apply for the registration of grant of the state-owned construction land use right with this Contract, the proof of payment of Grant Fees and other relevant materials.

Chapter IIIDevelopment, Construction and Utilization of the Granted Land

Article 15	Any new building, fixture and facilities attached to them to be constructed by the Grantee within the Granted Land shall be subject to the planning requirements for granted land (see Attachment 3) provided by the municipal (county) planning administration authorities, among which:

In space above the ground, the nature of main buildings is industrial buildings; the nature of the auxiliary buildings is __\__; the rate of capacity of buildings above the ground is industrial land: less than 2.0; the area of buildings above the ground is 1,729,770.00 square meters with the limit of height being 30 meters ; the density of buildings above the ground is subject to the verified planning scheme; the rate of green lands is 20%.

In the underground space, the planned nature of the underground construction land is __\__; the maximum horizontally-projected area of the underground buildings (fixtures) is __\__; the range of depth is __\__; the total area of underground land is __\__; the total area of underground construction is __\__,among which the area for business use is __\__ square meters, for office use is __\__ square meters, for parking use is __\__ square meters, for industrial use is __\__ square meters, for storage use is __\__ square meters. If the underground space needs to be commercially developed during the construction stage while it is not agreed in this Contract, the Grantee shall sign a supplementary grant contract with the Grantor and pay the supplementary grant fees before getting the planning license of construction projects.

Other land use requirement(s): _____\______ .

Article 16

The Grantee shall utilize the Granted Land in compliance with the land use purpose and the rate of capacity stipulated under this Contract and shall not make any changes. The category of industrial projects under this Contract shall not be changed without approval.

Article 17

The Grantee agrees that, according to the planning requirements set out by the planning authorities, the area for the purpose of enterprise’s internal administrative work and residential service facilities within the Granted Land shall be no more than 7.00 % of the total area of the Granted Land, i.e. no more than 60,541.95 square meters, and the gross floor area shall be no more than 121,083.90 square meters. The Grantee agrees not to construct complete residential houses, building for experts, hotels, motels, training centers or other non-production facilities within the Granted Land; the Grantee shall not construct any buildings similar to villas on industrial land with the floor area per building being 150-500 square meters and that are not connected with any other buildings or are only connected with another building of the same type.

Article 18

The Grantee agrees to commence the construction project on the Granted Land within 6 months after delivery (i.e before June 12th 2019), complete the construction within 30 months after delivery (i.e. before June 12th 2021) and begin production within 36 months after delivery (i.e before December 12th 2021). Special projects will be regulated by special clauses.

If the Grantee fails to commence the construction as scheduled, the Grantee shall apply to the Grantor for extension of commencement 30 days in advance. If the extension is approved by the Grantor, the completion date of the project may be extended accordingly, but the extension of commencement shall not exceed 3 months.

If the Grantee fails to complete the construction as scheduled, the Grantee shall apply to the Grantor for the delay of completion 30 days in advance. Upon the Grantor’s approval, the extension shall not exceed 3 months.

Article 19

The Grantee agrees that the total investment of fixed assets on the Granted Land shall be no less than the approved or filed amount of RMB fourteen billion seventy-five million and nine hundred and thirty thousand (RMB 14,075.93 million), with investment per square meter no less than RMB sixteen thousand two hundred and sixty-six (RMB 16,266.00). The total investment of fixed assets for the construction project on the Granted Land includes the construction of buildings, fixtures and facilities attached to them, investment of equipment, Grant Fees and etc.

Article 20

The Grantee agrees that within 5 years after the land delivery (i.e. before December 12th 2023, the incomes of the construction project on the Granted Land for sales reaching target production will be no less than RMB seventy-five billion (RMB 75,000 million) per year and the total taxes for reaching target production will be no less than RMB two billion and two hundred and thirty million (RMB 2230 million) per year, with annual taxes per square meter no less than RMB two thousand and five hundred (RMB 2,500).

Article 21

During the construction by the Grantee on the Granted Land under this Contract, the facilities of water and gas use and treatment of sewage, as well as the main lines outside of the Granted Land and the connection facilities of transformer stations shall be subject to relevant regulations.

The Grantee agrees that the government is entitled to construct underground railways, tunnels, comprehensive trenches, underground roads, civil defense projects, underground pipes or pipelines that may enter, pass or go through the Granted Land for public utilities. In any case that the function of the Granted Land is affected thereby, the government or the public utility construction entity shall provide the Grantee with reasonable indemnifications.

Article 22

The Grantor shall not take back the Land Use Right lawfully obtained and utilized by the Grantee in accordance with this Contract before the expiration of the Land Use Term hereunder; unless otherwise agreed in this Contract. However, under special circumstances, if the Land Use Right needs to be taken back in advance for public interest, the Grantor shall apply for approval through legal procedures and shall provide the Grantee with indemnifications based on the residual value of the buildings, fixtures and facilities attached to them within the Granted Land and grant fees of the Land Use Right for the remaining land use term.

Article 23

Upon completion of the construction project on the Granted Land, the Grantee shall make an application to the land administration authorities executing this Contract for inspection and verification of the land use situation with respect to the construction project under this Contract and the performance of this Contract. A certificate for the acceptance of completion shall be issued by the land administration authorities if project is inspected and verified as qualified for acceptance. Among which:

If the measured floor area for calculation of plot ratio exceeds the total amount agreed under this Contract, but within the scope of difference permitted by the planning approval, the completion shall be inspected and verified after the supplementary payment of grant fees for the exceeding area at the price of the Grant Fees agreed under this Contract.

If the measured gross floor area exceeds the scope of difference permitted by the planning approval, the completion shall be inspected and verified after the lawful dispose of the exceeding area in accordance with the procedures of investigation and punishment against illegal construction. The supplementary payment of grant fees for the illegal area shall be made at the higher price between the price agreed in this Contract and the market price appraised at the time of supplementary payment for the entire exceeding area (including that within the scope of difference permitted by the planning approval) and decided collectively by the Grantor.

Article 24

The Grantee shall collect and submit the reconnaissance report of geotechnical engineering, perform the obligation of preventing geological disasters, and protect the land subsidence monitoring and prevention facilities and shallow geothermal energy monitoring facilities distributed within the Granted Land.

Article 25

The Grantee shall collect and organize the profiles of the completion of construction project on the Granted Land and submit them to the administration department of urban construction profiles of municipal or district (county) level in accordance with relevant regulations.

Chapter IVTransfer, Lease and Mortgage of the Land Use Right

Article 26	The Land Use Right under this Contract shall not be transferred in its entirety or partly.

The buildings within the Granted Land shall not be transferred per building, per floor or per room.

The changes of the structure of land user’s capital contribution and of shareholding structure of the Target Company shall be subject to prior consent of the Grantor.

Article 27	The overall transfer of the land and buildings under this Contract shall be subject to provisions of the following Item (2) of this Article:
(1)	The application of transfer shall be made to the Grantor and the transfer shall be conducted upon consent of the Grantor and in accordance with relevant laws and regulations;
(2)	The Grantor or the park management authorities shall have the priority purchase right.

The overall transfer of land and buildings shall be conducted in the municipal unified market of land transactions.

Article 28

The Land Use Right under this Contract shall be mortgaged in its entirety when any mortgage is established thereon. The principle claims guaranteed by the mortgage shall be limited to the bank loan for the development and construction of the Granted Land and shall not exceed the overall Grant Fees agreed in this Contract.

The circumstances where the buildings under construction or the newly-constructed buildings as well as land are mortgaged shall be regulated by the Measures of Real Estate Mortgage in the Shanghai Municipality.

Article 29	The realization of the mortgage on the Granted Land shall be subject to provisions of the following Item (2) of this Article:
(1)

The qualification of the collateral purchaser shall be comprehensively identified by the planning and land resource administration authorities, the industrial administration authorities and the park management authorities, and shall comply with the requirements of industrial orientation and park planning；

(2)	The Grantor or the park management authorities shall have priority purchase rights over the Land Use Right.

Chapter VExpiration of Land Use Term

Article 30

Unless the Granted Land needs to be taken back for public interest, when the term of land use hereof (“Land Use Term”) expires and the Grantee needs to continue to use the Granted Land, the Grantee shall submit an application of extension to the Grantor no later than 1 year prior to the expiration of Land Use Term.

Prior to the application of extension, the Grantee shall submit an application to the Shanghai Lingang Area Development Administration for comprehensive assessment. If the Shanghai Lingang Area Development Administration confirms that the relevant standards have been satisfied, the Grantor shall approve the application of extension.

If the Grantor agrees to extend the Land Use Term, the Grantee shall complete procedures of land use including those with respect to grant or lease pursuant to the laws, re-sign the contract of grant, lease or other land use contracts and pay the land use fees such as the grant fees and rents.

Article 31

Upon expiration of the Land Use Term, if the application for extension is not approved due to failure to satisfy relevant standards after the comprehensive assessment or due to public interest, this Contract shall be terminated and the Grantor is entitled to take back the land use right without consideration. The Grantee shall complete the deregistration process of the Land Use Right in accordance with relevant regulations and return the Certificate of State-owned Land Use Right.

The Grantor and the Grantee agree to dispose of the buildings, fixtures and facilities attached to them within the Granted Land according to section (1) below:

(1)

The Grantor shall take back the buildings, fixtures and auxiliary facilities on the land area and provide the Grantee with corresponding compensation according to the residual value of the buildings, fixtures and auxiliary facilities when they are taken back.

(2)	The Grantor shall take back the buildings, fixtures and auxiliary facilities without consideration.
(3)	The Grantee shall remove or demolish the buildings, fixtures and auxiliary facilities, and restore the land to level ground.

Article 32

Upon expiration of the Land Use Term, if no application of extension has been made, this Contract shall be terminated. The Grantor shall take back the Land Use Right without consideration. The Grantee shall complete the deregistration process of the Land Use Right pursuant to relevant regulations and return the Certificate of State-owned Land Use Right.

The Grantor shall take back the buildings, fixtures and facilities attached to them within the Granted Land without consideration. The land user shall maintain the normal utility functions of the buildings, fixtures and facilities attached to them above the ground without any intended damage. If the buildings, fixtures and facilities attached to them above the ground lose any of their normal utility functions, the Grantor may require the land user to move or demolish such buildings, fixtures and facilities attached to them above the ground and to clear the land.

Chapter VIForce Majeure

Article 33

Either Party to this Contract who is unable to fully or partially perform this Contract due to Force Majeure may be exempted from liability but shall, as conditions permit, adopt all necessary remedial measures to mitigate the losses caused by Force Majeure. Any Force Majeure occurs during the period of delayed performance by one Party shall not exempt such Party from liability.

Article 34	The Party encountering with Force Majeure shall notify the other Party in writing by letters, telegraphs or fax within 7 days and provide the other Party with the report and proof of its failure of or delay in performance of all or part of this Contract within 15 days after occurrence of Force Majeure.

Chapter VIILiability for Breach of Contract

Article 35

The Grantee shall pay the land Premium as scheduled according to this Contract. If the Grantee fails to pay the Premium on time, it shall pay 1.00‰ of the due amount as liquidated damages on a daily basis starting from the date of delay. If the Grantee delays the payment for more than 60 days, and still fails to pay the Premium after demanding notice by the Grantor, the Grantor is entitled to terminate this Contract. In such case, the Grantee shall have no right to request for refund of the deposit and meanwhile the Grantor may claim against the Grantee for losses.

Article 36

The Grantee shall pay the deposit for timely performance (or submit in the form of letter of guarantee) as scheduled in this Contract. If the Grantee fails to timely pay the deposit for timely performance in full amount and delays the payment for more than 60 days, and still fails to pay the deposit for timely performance after demanding notice by the Grantor, the Grantor is entitled to terminate this Contract. In such case, the Grantee shall have no right to request for refund of the deposit and meanwhile the Grantor may claim against the Grantee for losses.

Article 37

If the Grantee terminates the investment and construction of the project under this Contract due to its own reasons and submits to the Grantor to terminate this Contract and to take back the land no less than 30 days prior to the agreed commencement of construction date, such case shall be handled under the following provisions upon Grantor’s approval: the Grantor shall refund the Premium in full amount except for the deposit to the Grantee, take back the land use right, and refund the deposit for timely performance and relevant bank interests in full amount to the Grantee.

Article 38	The Grantee agrees to be subject to the time management of commencement of project construction under this Contract and perform according to section (1) of this Article:
(1)

If the Grantee fails to commence the construction pursuant to the date agreed under this Contract or any extended commencement of instruction date approved by the Grantor, the Grantee shall pay 50% of the deposit for timely commencement of instruction as liquidated damages; if the Grantee delays the commencement for more than 6 months, it shall pay the total deposit for timely commencement of instruction as liquidated damages. If the delay is more than one year, the Grantor is entitled to terminate this Contract and take back the land use right. In such case, the Grantor shall refund the Premium for the remaining term of land use deducting the deposit agreed under this Contract, and refund the deposits for timely completion of instruction and timely commencement of production and their relevant bank interests in full amount to the Grantee.

(2)

If the Grantee fails to commence the construction pursuant to the date agreed under this Contract or any extended commencement of instruction date approved by the Grantor, the Grantee shall pay \ ‰ of the total land Premium as liquidated damages for each day of delay and the Grantor is entitled to require the Grantee to continue to perform under this Contract. If the Grantee delays the commencement of instruction for more than one year, the Grantor is entitled to terminate this Contract, take back the land use right. In such case, the Grantor shall refund the land Premium for the remaining term of land use deducting the deposit agreed under this Contract to the Grantee.

Article 39	The Grantee agrees to be subject to the time management of completion of project construction under this Contract and perform according to section (1) of this Article:
(1)

If the Grantee fails to complete the construction pursuant to the date agreed under this Contract or any extended completion of instruction date approved by the Grantor, the Grantee shall pay 50% of the deposit for timely completion of construction as liquidated damages; if the Grantee delays the completion for more than 6 months, it shall pay the total deposit for timely completion of construction as liquidated damages. If the delay is more than one year, the Grantor is entitled to terminate this Contract and take back the land use right. In such case, the Grantor shall refund the Premium for the remaining term of land use deducting the deposit agreed under this Contract and refund the deposit for timely commencement of production and relevant bank interests in full amount to the Grantee.

(2)

If the Grantee fails to complete the construction pursuant to the date agreed under this Contract or any extended completion of instruction date approved by the Grantor, the Grantee shall pay \ ‰ of the total land Premium as liquidated damages for each day of delay. If the Grantee delays the completion of instruction for more than one year, the Grantor is entitled to terminate this Contract, take back the land use right. In such case, the Grantor shall refund the land Premium for the remaining term of land use deducting the deposit agreed under this Contract to the Grantee.

If the Grantee delays the completion of the project construction for more than one year, leading to the termination of this Contract by the Grantor, the Grantor and Grantee agree to dispose of the buildings, fixtures and auxiliary facilities within the scope of the land under this Contract according to section (1) below:

(1)

The Grantor shall take back the buildings, fixtures and auxiliary facilities on the land area and provide the Grantee with corresponding compensation according to the residual value of the buildings, fixtures and auxiliary facilities when they are taken back.

(2)	The Grantor shall take back the buildings, fixtures and auxiliary facilities without consideration.
(3)	The Grantee shall remove or demolish the buildings, fixtures and auxiliary facilities, and restore the land to level ground.

Article 40

If the Grantee fails to commence production as agreed under this Contract, the Grantee shall pay the total deposit for timely commencement of production as liquidated damages. The Shanghai Lingang Area Development and Construction Management Committee and the Grantee shall stipulate a new commencement of production date, and the extension shall be no longer than 6 months after the previously agreed commencement of production date, that is before June 22nd 2022. If the Shanghai Lingang Area Development and Construction Management Committee determines that the Grantee fails to commence production pursuant to the extended commencement of production date, the Grantor is entitled to terminate this Contract, take back the land use right. In such case, the Grantor shall refund the land Premium for the remaining term of land use deducting the deposit agreed under this Contract.

If the Grantee fails to commence production pursuant to the extended commencement of production date, leading to the termination of this Contract by the Grantor, the Grantor and Grantee agree to dispose of the buildings, fixtures and auxiliary facilities within the scope of the land under this Contract according to section (1) below:

(1)

The Grantor shall take back the buildings, fixtures and auxiliary facilities on the land area and provide the Grantee with corresponding compensation according to the residual value of the buildings, fixtures and auxiliary facilities when they are taken back.

(2)	The Grantor shall take back the buildings, fixtures and auxiliary facilities without consideration.
(3)	The Grantee shall remove or demolish the buildings, fixtures and auxiliary facilities, and restore the land to level ground.

Article 41

After the commencement of production of the project under this Contract, upon confirmation of the Shanghai Lingang Area Development and Construction Management Committee, if the total investment of fixed assets and the investment fails to reach the standards agreed under this Contract, the Grantee shall continue to perform under this Contract as well as pay the liquidated damages equal to the same proportion of the Premium as the proportion of the actual shortfall amount of investment in the total agreed investment amount or the investment intensity.

Article 42

Within one month after the date of reaching target production under this Contract, the Shanghai Lingang Area Development and Construction Management Committee shall determine on the reaching of target production by the project.

If the total tax revenue of the project fails to reach but is no less than 80% of the standard agreed under this Contract, the Grantee shall pay 20% of the actual shortfall amount of the tax revenue as liquidated damages. The Grantee shall be deemed as having fulfilled this article upon payment of liquidated damages.

Article 43

If the Grantee submits to the Grantor to take back the land use right after reaching target product due to the Grantee’s own reasons, such case shall be handled under the following provisions upon the Grantor’s approval: the Grantor shall terminate this Contract, take back the land use right and refund the land Premium for the remaining term of land use to the Grantee. The Grantor and the Grantee agree to administer with the buildings, fixtures and auxiliary facilities within the scope of the land under this Contract according to section (1) of this Article:

(1)

The Grantor shall take back the buildings, fixtures and auxiliary facilities on the land area and provide the Grantee with corresponding compensation according to the residual value of the buildings, fixtures and auxiliary facilities when they are taken back.

(2)	The Grantor shall take back the buildings, fixtures and auxiliary facilities without consideration.
(3)	The Grantee shall remove or demolish the buildings, fixtures and auxiliary facilities, and restore the land to level ground.

Article 44

If any of the plot ratio, building density or other indicators hereunder is lower than the agreed minimum standards of this Contract, the Grantor may require the Grantee to continue to perform under this Contract as well as pay the liquidated damages, equal to the same proportion of the Premium as the difference between the actual amount and the agreed minimum standards. If any of the plot ratio, building density or other indicators of the land hereunder exceeds the agreed maximum standards of this Contract, the Grantor has the right to take back the exceeding area and may require the Grantee to pay liquidated damages equals to the same proportion of the Premium of the exceeding portion in comparison to the agreed maximum standards.

Article 45

If the ratio of land for the enterprise’s internal administrative offices and the residential services facilities, or the floor area of the enterprise’s internal administrative offices and the residential services facilities, exceeds the standards agreed under this Contract, the Grantee shall pay 5.00 ‰ of the total land Premium to the Grantor as liquidated damages, and demolish relevant construction facilities at its own cost.

Article 46

If the Grantee pays the Premium on schedule pursuant to this Contract, the Grantor must timely deliver the granted land to the Grantee according to this Contract. If the Grantor fails to deliver the land on time and delays the Grantee’s procession of the land, the Grantor shall pay 1.00 ‰ of the Premium paid by the Grantee as the liquidated damages to the Grantee for each day of delay. In such case, the land use term shall start to calculate from the actual delivery date. If the Grantor delays the delivery of the land for more than 60 days, and still fails to deliver the land after demanding notice by the Grantee, the Grantee is entitled to terminate this Contract. In such case, the Grantor shall refund twice the amount of the deposit under this Contract and the remaining amount of any paid Premium to the Grantee. The Grantee may also claim against the Grantor for losses.

Article 47

If the Grantor fails to deliver the land or reach the land conditions as agreed under this Contract or unilaterally changes the usage conditions of the land, the Grantee is entitled to require the Grantor to perform the obligations according to the agreed conditions under this Contract and compensate the Grantee’s direct losses caused by the Grantor’s delay in performance. The land use term shall be start to calculate from the date of fulfillment of the agreed land conditions under this Contract.

Article 48

If any of the following circumstances occur during the use of the land under this Contract by the Grantee, the Grantor is entitled to terminate this Contract, take back the land use right. In such case, the Grantor shall refund the land Premium for the remaining term of land use to the Grantee:

(1)

In violation of Article 42 of this Contract, the total tax revenue of the project fails to reach 80% of the standard agreed under this Contract within 1 month after the agreed date of reaching target production, as determined by the Shanghai Lingang Area Development and Construction Management Committee.

(2)

The Shanghai Lingang Area Development and Construction Management Committee determines that the industry product within the granted land fails to meet relevant standards upon a comprehensive assessment for every five years from the third year after the agreed date of reaching target production;

(3)

The Grantee transfers or mortgages the land or changes the investment ratio structure of the land user or the project company’s shareholding structure in violation of PRC laws, regulations and Chapter IV of this Contract.

If the Grantee breaches this article, leading to the termination of this Contract by the Grantor, the Grantor and Grantee agree to administer with the buildings, fixtures and auxiliary facilities within the scope of the land under this Contract according to section (1) below:

(1)

The Grantor shall take back the buildings, fixtures and auxiliary facilities on the land area and provide the Grantee with corresponding compensation according to the residual value of the buildings, fixtures and auxiliary facilities when they are taken back.

(2)	The Grantor shall take back the buildings, fixtures and auxiliary facilities without consideration.
(3)	The Grantee shall remove or demolish the buildings, fixtures and auxiliary facilities, and restore the land to level ground.

Article 49

If the Grantee hereunder violates the articles of this Contract and changes the usage of the land without approval, and if the violation is severe and the Grantee fails to correct such violation within required time, the Grantor is entitled to terminate this Contract and take back the land use right without consideration. The Grantor and Grantee agree to administer with the buildings, fixtures and auxiliary facilities within the scope of the land under this Contract according to section (1) of this Article:

(1)

The Grantor shall take back the buildings, fixtures and auxiliary facilities on the land area and provide the Grantee with corresponding compensation according to the residual value of the buildings, fixtures and auxiliary facilities when they are taken back.

(2)	The Grantor shall take back the buildings, fixtures and auxiliary facilities without consideration.
(3)	The Grantee shall remove or demolish the buildings, fixtures and auxiliary facilities, and restore the land to level ground.

Article 50

Upon confirmation of the Environmental Protection Administration, if the use of land under this Contract causes serious environmental pollution, the Grantor is entitled to terminate this Contract, take back the land use right and require the Grantee to pay all the costs for recovering the geological environment of the soil and underground water. The Grantor and Grantee agree to administer with the buildings, fixtures and auxiliary facilities within the scope of the land under this Contract according to section (1) of this Article:

(1)

The Grantor shall take back the buildings, fixtures and auxiliary facilities on the land area and provide the Grantee with corresponding compensation according to the residual value of the buildings, fixtures and auxiliary facilities when they are taken back.

(2)	The Grantor shall take back the buildings, fixtures and auxiliary facilities without consideration.
(3)	The Grantee shall remove or demolish the buildings, fixtures and auxiliary facilities, and restore the land to level ground.

Chapter VIIIApplicable Law and Disputes Resolution

Article 51

The formation, validity, interpretation, performance and dispute resolution of this Contract shall be governed by PRC laws and Shanghai municipal regulations and rules. Disputes arising out of the performance of this Contract shall be resolved through negotiation between Party A and Party B; if the dispute cannot be resolved through negotiation, it shall be resolved in accordance with section (2) of this Article:

(1)	Applying for arbitration to \ ;
(2)	Filing a lawsuit to the People’s Court of PRC; or
(3)	Other methods (as specifically agreed in Special agreements)

Article 52	Special agreements:
1.

If the Grantee violates relevant provisions of the granting documents during the granting activities of the land under this Contract and the Grantor decides to cancel the qualification obtained by the Grantee, the Grantor is entitled to terminate this Contract, take back the land use right and in such case, the Grantor shall refund the land Premium for the remaining term of land use deducting the deposit as agreed under this Contract. If the Grantee violates relevant provisions of the granting documents during the granting activities of the land under this Contract and the Grantor terminates this Contract, the Grantor and the Grantee agree that the Grantor shall take back the buildings, fixtures and auxiliary facilities on the land area and provide the Grantee with corresponding compensation according to the residual value of the buildings, fixtures and auxiliary facilities when they are taken back.

2.

This section shall prevail over Article 17 of this Contract: the Grantee agrees that according to the land use planning conditions set out by the planning authorities, the area for the enterprise’s internal administrative offices and the residential service facilities within the Granted Land under this Contract shall not exceed 7% of the total Granted Land, i.e. no more than 60541.95 square meters, and the floor area shall not exceed 7% of the total floor area of the Granted Land, i.e. no more than 121083.90 square meters. The Grantee agrees not to construct sets of residential buildings, buildings for experts, hotels, motels, training center, or other non-production facilities within the Granted Land; the Grantee shall not construct any single building with floor area of 150-500 square meters, which is not connected with any other buildings or only connected with other building(s) by one side wall, similar to a villa, on industrial land.

3.	The floor area for plot ratio calculation of this land shall be no more than 1729770.00 square meters.

Chapter IXMiscellaneous

Article 53

The proposal for granting the land use right under this Contract has been approved by the People’s Government of Shanghai. This Contract shall take into effect as of the execution date by both Parties.

Article 54

The Parties to this Contract guarantee the authenticity of the names, addresses, phone numbers, faxes, account opening banks, agents and other contents filled in under this Contract. If either party fails to give written notice to the other party of any change of the aforesaid information within 15 days after such change, it shall assume the liability arising therefrom.

Article 55	This Contract and the attachments include 18 pages in total and the Chinese version shall prevail.

Article 56	Amounts, prices, areas and other items in this Contract are written in Arabic numbers and Chinese characters simultaneously and in case of inconsistency, the Chinese characters shall prevail.

Article 57

Issues not included in this Contract may be negotiated by the Parties and any further agreement achieved therefrom may be attached to this Contract as attachments, with equal legal effect as this Contract.

Article 58	This Contract shall be executed in four originals with the same effect and each of the Grantor and the Grantee shall hold two originals.

Grantor (seal): [***]	Grantee (seal): [***]

Legal Representative (Proxy): [***]	Legal Representative (Proxy): [***]

(Signature):	[***](Signature): [***]

Attachment I:

The Plane Boundary Map of the Granted Land

The Outcome Form of Boundary Point Coordinates

Table 11-1

Point No.	Distance (M)	Vertical Coordinate(X)	Horizontal Coordinate(Y)	Radius	Boundary Mark Material	Boundary Point Type	Notes
1	115.52	-39411.718	28773.497			Analytic	Construction Land
2		-39299.611	28801.37			Analytic	Construction Land
	12.72
3		-39287.363	28804.808			Analytic	Construction Land
	34.45			450.0
4		-39293.053	28838.779			Analytic	Construction Land
	264.91
5		-39445.191	29055.644			Analytic	Construction Land
	159.34
6		-39484.819	29209.973			Analytic	Construction Land
	600.68			13920.0
7		-40085.299	29196.222			Analytic	Construction Land
	42.92
8		-40128.18	29194.314			Analytic	Construction Land
	35.74
9		-40163.89	29192.725			Analytic	Construction Land
	40.85
10		-40204.701	29190.909			Analytic	Construction Land
	353.72
11		-40558.072	29175.183			Analytic	Construction Land
	202.34			-8080.0
12		-40760.304	29168.72			Analytic	Construction Land
	4.89
13		-40762.261	29164.235			Analytic	Construction Land
	57.98
14		-40788.639	29112.6			Analytic	Construction Land
	88.98
15		-40831.449	29034.597			Analytic	Construction Land
	57.13
16		-40860.622	28985.475			Analytic	Construction Land
	46.72			90.0
17		-40873.227	28941.031			Analytic	Construction Land
	72.15
18		-40874.379	28868.891			Analytic	Construction Land
	16.0
19		-40874.379	28852.886			Analytic	Construction Land
	24.26
20		-40874.258	28828.628			Analytic	Construction Land
	207.64
21		-40873.524	28620.994			Analytic	Construction Land
	21.23
22		-40871.78	28599.839			Analytic	Construction Land

Calculator: Sun LiInspector: Yao Qing

Attachment II:

The Vertical Boundary Description of the Granted Land

The Outcome Form of Boundary Point Coordinates

Table 11-2

Point No.	Distance (M)	Vertical Coordinate(X)	Horizontal Coordinate(Y)	Radius	Boundary Mark Material	Boundary Point Type	Notes
23	38.57	-40867.459	28574.705			Analytic	Construction Land
24		-40866.654	28537.68			Analytic	Construction Land
	89.36
25		-40836.373	28450.653			Analytic	Construction Land
	47.57			30.0
26		-40799.917	28428.348			Analytic	Construction Land
	394.36
27		-40417.208	28523.501			Analytic	Construction Land
	19.85
28		-40397.944	28528.291			Analytic	Construction Land
	28.0
29		-40370.771	28535.047			Analytic	Construction Land
	342.7
30		-40038.197	28617.735			Analytic	Construction Land
	19.88
31		-40018.901	28622.532			Analytic	Construction Land
	35.0
32		-39984.934	28630.978			Analytic	Construction Land
	330.98
33		-39663.738	28710.837			Analytic	Construction Land
	19.87
34		-39644.453	28715.632			Analytic	Construction Land
	8.95
35		-39635.767	28717.791			Analytic	Construction Land
	16.7
36		-39634	28734.4			Analytic	Construction Land
	3.35
37		-39489.08	28737.728			Analytic	Construction Land
	147.92
38		-39489.08	28765.65			Analytic	Construction Land
	77.76
1		-39411.718	28733.497			Analytic	Construction Land

Calculator: Sun LiInspector: Yao Qing

The Outline Map of Land Scope

Shanghai State-owned Construction Land Use Right (Industrial Land Industry Project)

Consulting Form for Bid, Auction and Listing of the Granted Land

(Planning Part)

Consulting Unit: Approval Office of Shanghai Lingang Area Development Administration

No.: Hu Lin Gang Zhao Pai Gua Zheng (2018) No. 8

Plot name	Plot Q01-05, Unit 04PD-0303, Lingang Heavy Equipment Industrial Zone
Boundaries of the Plot (East to)	the reserved control line for the East China Sea Bridge II under planning	Boundaries of the Plot (South to)	People’s Pond (Renmintang)
Boundaries of the Plot (West to)	Pudong Border River	Boundaries of the Plot (North to)	Lianggang Ave. (Laolitang)
Gross Area	About 864,885 sq.m	Granted Area	About 864,885 sq.m
Attachment	□Survey Report regarding Housing and Land Ownership
Consulting Unit Contact person	Shanliang Shen	Contact No.	68283261
Consulting Items
Plot location*	Q01 block street, Phase II, Heavy Equipment Industrial Zone, Nicheng town, Nanhui New Town, Pudong New Area
Elevation system	Shanghai Wusong	Plotting scale	[not filled]
Vertical height limit	Up bound: [not filled] Low bound: [not filled]	Elevation difference	[not filled]
Above-ground Part
Plot usage*	Category II of Industry	Ratio of each land usage to total land use	[not filled]
Plot ratio*	Upper limit: 2.0 Lower limit: 1.2 (alternatively, doubling the floor area of a building over 8 meters in height )

Greening rate*	Upper limit: subject to approval by administrative departments of greening Lower limit: 10%	Intensive greening rate*	Upper limit: -[not filled] Lower limit: -[not filled]
Property of main building*	Industrial factory	Property of ancillary building*	Ancillary structure
Above-ground built-up area*	Subject to approved design proposal	Gross built-up area*	Subject to approved design proposal
Building height limit*	30 meters	Building breadth limit*	-[not filled]
Floor height*	In compliance with architecture functional requirements and professional design regulations	Building interval and daylight requirements	For non-residential buildings, Shanghai Urban Planning Management Technology Regulation shall implement, and the buildings shall also comply with related fire regulations.
Building density*	Upper: [not filled] Lower: [not filled]	Enter & exit setting*	Shanghai Urban Planning Management Technology Regulation shall implement and the setting shall be subject to the opinions of traffic police.
Above-ground parking lots*	In compliance with the Shanghai Construction Transportation Design and Parking Lot (Space) Setting Standard and requirements of related administrative departments.	Ground standard altitude*	The suggested standard is equal to the Wusong standard altitude plus 4.2 meters.

Required distance to the redline in city planning*	For non-residential buildings, Shanghai Urban Planning Management Technology Regulation shall implement.	Required distance to the boundary line*	For non-residential buildings, Shanghai Urban Planning Management Technology Regulation shall implement.
Required distance to the blue line in city planning	-[not filled]	Required distance to the green line in city planning

No less than 10 meters from the Renmin Pond green line, and Shanghai Urban Planning Management Technology Regulation shall implement in any other aspects regarding such distance. The building should also stay away from the controlled land area of river channel in planning.

Building volume	-[not filled]
Building color and material*	-[not filled]
Architecture style*	-[not filled]
Landscape*	-[not filled]
Region Style*	-[not filled]
Other supporting municipal facilities*	-[not filled]
Other supporting public facilities*	-[not filled]
Vertical design requirements*	-[not filled]
Is there any existing conservational building in compliance with current planning in the area*		□ Yes (attach form)	√ No

Commercial Land
Lower limit sets of Apartment*		-[not filled]
Industrial Land
Rate of Administration office & social amenity (≤7%)*		7
Under-ground part
Property of underground construction land planning	-[not filled]	Maximum ground area occupied by horizontal projection of underground building (structure)	-[not filled]
Start-stop depth	-[not filled]	Gross underground land use area	-[not filled]
Gross underground build-up area

- [not filled] sq.m, among which

Commercial area: - [not filled] sq.m

Office area: - [not filled] sq.m

Parking lot area: - [not filled] sq.m

Industrial area: - [not filled] sq.m

Storage area: -[not filled] sq.m

Underground parking lots*	-[not filled]	Basement connection requirements*	-[not filled]

Other planning management requirements

(1)The greening control area which is 10 meters from the Renmin Pond green line in the base area should be guaranteed for preservation and greening. Any fence wall should be see-through and green-through, the foundation of such fence wall should be inside the boundaries of the base area.

(2)Construction projects such as those applying glass walls should be in compliance with relevant requirements under Shanghai Constructional Glass Wall Administration Regulation, and the form of the glass walls should be identified and marked in the constructional design plan submitted for approval.

(3)Any administrative requirements involving environmental protection, health, fire safety, traffic police, traffic and transportation, sanitation, water management, greening, “smart water city”, civil defense and safe production should be subject to opinions of relevant departments before taking actions.

Initial comments*	√ agree □ disagree
Remarks	Plan to review and approve application in the absence of a proposal
Consulting Unit*	Approval Office of Shanghai Lingang Area Development Administration (stamp)
Consulting Unit contact person*	Xiaoyan Hong	Contact No.*	68283890

Attachment III:

Planning Conditions of the Granted Land Approved by the Planning Administration Department

Attachment IV:

Content to be included in the Remarks of Real Estate Title Certificate

1.	The Grantor ‘s approval is required when the Grantee transfers the land;
2.	The real estate property can only be mortgaged as a whole, any partition mortgage is not allowed;
3.	Ratio of investment contribution: Tesla (Shanghai) Co., Ltd, 100%.

Equity structure:

Actual controller:

To change any of the above remarks, the Grantor’s written consent is required.

Shanghai Lingang Area Development Administration Document

Hu Lin Di Guan Wei Jing [2018] No. 71

Confirmation Letter of Shanghai Lingang Area Development Administration on the Transfer of Unit 04PD-0303 Plot Q01-05 with Industrial Project in Lingang Heavy Equipment Industrial Zone

Shanghai Planning and Land Resources Administration Bureau:

According to the Memorandum of Cooperation between the Shanghai Municipal People's Government and Tesla (Shanghai) Co., Ltd. signed on July 10, 2018 and the Investment Agreement, it is hereby confirmed that Tesla (Shanghai) Co., Ltd. will participate in the transfer of the Unit 04PD-0303 Plot Q01-05 with industry project in Lingang Heavy Equipment Industrial Zone. The name of the construction project is: Tesla Shanghai Gigafactory Project (Phase I). The confirmation letter is valid for one year.

Shanghai Lingang Area Development Administration

August 7, 2018

[Stamp of Shanghai Lingang Area Development Administration]

Cc: Tesla (Shanghai) Co., Ltd.

By Office of Shanghai Lingang Area Development Administration, printed and issued on August 7, 2018 (4 copies were printed in total)

Basic Information Form of the Project

Project #	LG003-18
Basics of the plot	*Plot name	Plot Q01-05, Unit 04PD-0303, Lingang Heavy Equipment Industrial Zone
	*Boundaries of the Plot	North to Lianggang Ave. (Laolitang), south to People’s Pond (Renmintang), west to Pudong-Fengxian Border River, east to the reserved control line for the East China Sea Bridge II under planning.
	*Affiliation to industrial neighborhood	Lingang Industrial Zone	*Land area	864,885 sq.m
	*Plot ratio	Less than 2.0, subject to the approved proposal
	*Building density	0.3 – 0.7
	*Above-ground building area	350,000 – 550,000 sq.m

Project facts [Stamp of the Economic and Trade Office of the Shanghai Lingang Area Development Administration]	*Project name	Tesla Shanghai Gigafactory Project (Phase I)
	*Minimum total investment in fixed assets	RMB 14,000,000,000	*Minimum investment intensity	10,850,000 yuan/mu (one mu equals to 666.666 sq.m)
	*Sales revenue upon reaching target production	RMB 75,000,000,000/year	*Total tax revenue upon reaching target production	RMB 2,230,000,000/year
	*Tax output intensity upon reaching target production	RMB 2,500 /year per sq.m	Minimum land output rate	RMB 57,800,000/mu
	Minimum sales output rate	RMB 57,800,000/year per mu	Minimum tax output rate	RMB 1,700,000/year per mu
	Maximum output water consumption	Approximately 1.0 cubic meter/RMB 10,000, subject to the final proposal	Maximum output energy consumption	Approximately 0.01 ton std. coal / RMB 10,000, subject to the final proposal.
	Minimum employment	0.08 persons / RMB one million of output value
	*Commencement of construction time	6 months after delivery of land	*Completion of construction time	30 months after delivery of land
	*Commencement of production time	36 months after delivery of land	*Reaching target production time	5 years after delivery of land
	*Type of approved industry (in sub-categories)	3612 NEV manufacture	Environmental protection requirement	Compliant with environmental protection requirement
	Lifecycle of the industry (suggested time limit for transfer)	50 years
Profile of the interested land user	*Business name	Tesla (Shanghai) Co., Ltd.
	*Contact person	ZHU Xiaotong
	Company add.	D203A, 168 Tonghui Rd, Xincheng Town, Nanhui, Pudong 201306
	*Tel.	010-59057399	Fax	010-59057003
	Business nature	LLC (Wholly Owned HK/MO/TW Enterprise)	Registered capital	RMB 4,670,000,000

Business range

Engaged in the production, sales, maintenance and other after-sales services and technical development, technical services, technical consultation and technology transfer in the field of electric vehicles and parts, batteries, energy storage equipment and photovoltaic products; wholesale and commission agency (except auction) of products similar to the above-mentioned, import and export business, after-sales service, and provision of related supporting services; EV demonstration and product promotion; warehousing; training, consulting, research and development and technical services related to the above-mentioned business; enterprise management consulting, business information consultation, provision of internal financial advice for the corporation group.

	Industry involved	3612 EV manufacturing

[Page break]

Regulatory requirements

This form is incorporated in the whole process of land supervision as an annexure to the Grant Contract for State-owned Construction Land Use Right. In case the building plot ratio and other indicators differ from this form after completion of the project, it will be handled as a breach of contract under the Grant Contract for State-owned Construction Land Use Right.

Good Faith Commitment

The company solemnly promises that the information filled in this form is true and valid, and agrees to use this form as an annexure to the “Grant Contract for State-owned Construction Land Use Right” and that the annexure has the same legal effect as the Grant Contract for State-owned Construction Land Use Right. We will strictly implement the above indicators during the project construction process. Any violation of this form and the indicators therein will be handled as a breach of contract under the Grant Contract for State-owned Construction Land Use Right.

Interested land user	Tesla (Shanghai) Co., Ltd.
Filled-in Date

[Stamp of Tesla (Shanghai) Co., Ltd.]

Notes:

1. This form is only applicable to the transfer of industrial land with industrial projects identified by district/county-level administration;

2. The project number consists of the initials of the district or county name (Chinese characters) + serial number (three digits) + the number of year: for example, Baoshan would look like BS001-12;

3. Every item with an asterisk “*” is required to be filled out;

4. The “Basic Information Form of the Project” shall be included in the Grant Contract for State-owned Construction Land Use Right.

Adjustment Instruction of Grant Contract for State-owned Construction Land Use Right

The number included in the brackets in the first page of this Contract is the version number of contract, which should be 1.0 when the contract is signed for the first time, and 2.0 when any supplemental contract is signed, and by parity of reasoning for any further amendment of the contract.